EXHIBIT 10.1

SECURED REVOLVING CONVERTIBLE PROMISSORY NOTE

$4,000,000.00	Palm Beach County, Florida
February 13, 2015

FOR VALUE RECEIVED, GelTech Solutions, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Michal L. Reger (the "Lender”) which term shall also include any subsequent holder of this Note), the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) (the "Committed Sum") or so much of that sum as may be advanced under this Note by the Lender pursuant to the Secured Revolving Convertible Promissory Note and Security Agreement, with interest until paid as set forth in this Note (the "Loan").

Interest. This Note shall bear interest at a fixed annual rate of seven and one- half percent (7.5%). The rate of interest to be charged from time to time, pursuant to this paragraph is hereinafter called the "Interest Rate," payable annually at the Lender’s option either in cash or in the Borrower’s Common Stock. If the Lender elects to receive Common Stock as payment for the accrued interest, the Borrower shall issue a number of shares based on the closing price of the Borrower’s Common Stock on the last trading day preceding the applicable one-year anniversary date. Notwithstanding anything to the contrary in this Note or Loan, interest shall only be paid on Advancements (defined below).

Repayment. All remaining unpaid principal together with interest accrued thereon shall be due and payable on December 31, 2020 (such date, or any earlier date upon which payment in full is due is hereinafter called the ("Maturity Date"). The principal balance of this Note may be prepaid, in whole or in part, at any time by Borrower provided, however, that any partial prepayment of principal shall be applied to the last principal and accrued interest payments coming due under the Note.

Late Charges. If any installment of interest or principal or any other payment due under this Note is not paid within ten (10) days after the date that the installment or payment is due, Borrower promises to pay Lender a "late charge" equal to the greater of Ten Dollars ($10.00) or 5% of the past due payment required by this Note.

Default Rate. In the event Borrower shall fail to make any one or more payments on account of interest, principal, charges, or premiums within five (5) days after the date the same shall become due and payable, as provided herein, Borrower shall pay to Lender interest on any overdue payment of principal, interest, charges and premiums at the highest rate allowed by applicable law (the "Default Rate"), from the date the same shall become due and payable until the date paid. Following an Event of Default hereunder, the term "Interest Rate" as used in this Note shall be deemed to be the Default Rate until such time as such Event of Default is cured, at which point the "Interest Rate" will no longer be deemed the Default Rate.

Security for Note. All outstanding principal and accrued and unpaid interest is secured by the “Collateral,” as defined in the Security Agreement of even date herewith.

Revolving Loan. Provided that Borrower is not in default under this Note, and provided further that no Event of Default (as that term is defined below) shall then exist, then Borrower may borrow, prepay and re-borrow under this Note (“Advancement”), provided however, that at no time shall the aggregate outstanding principal balance of this Promissory Note exceed the Committed Sum. In the event that the total amount advanced to or owed by Borrower hereunder, either at the request of Borrower or otherwise, is greater than the Committed Sum, then Borrower shall immediately pay to Lender the amount of such excess. Any requested Advancement to the Borrower made under this Loan shall be made at the complete discretion of the Lender. The Lender may at is sole and absolute discretion deny any requested Advancement under the Loan for any reason or no reason.

Advancement Warrant Coverage. The Lender shall be entitled to a fifty percent (50%) warrant coverage for any advancement made under this Agreement. The number of the shares to be issued under the Warrant shall be determined by (1) the number of shares of Common Stock based on the closing price of the Borrower’s Common Stock on the last trading preceding the Advancement divided by (2) fifty percent (50%). The Warrant issued under this Section shall be for a term of two (2) years with an exercise price of two and 0/100 dollars ($2.00).

Conversion to Common Stock. The Lender shall have the right to convert this Note, in whole or in part, at any time, into shares of Common Stock of the Borrower at a rate equal to a number of shares based on the closing price of the Borrower’s Common Stock on the last trading day preceding the date the parties agree to the Advancement (the “Conversion Price”). The number of shares of Common Stock issuable upon a conversion of this Note shall be determined by dividing (i) the amount of each Advancement made under this Note, which includes all interest that will be accrued as of the conversion date, including the Default Interest, (or the portion thereof to be converted in the event of a partial conversion), less any principal or interest that has been prepaid or paid, as applicable, as of the date of conversion, by (ii) the related Conversion Price for each Advancement. Notwithstanding anything to the contrary in this Note or Loan, conversions to common stock may only be made on Advancements (or related interest).

Anti-Dilution Protection. In the event, prior to the payment of this Note, the Borrower shall (i) issue any of its shares of Common Stock as a stock dividend on shares of Common Stock, (ii) subdivide the number of outstanding shares of Common Stock into a greater number of shares or (iii) reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price shall be adjusted to equal the product of (A) the total number of shares of Common Stock outstanding immediately prior to such event multiplied by the Conversion Price in effect immediately prior to such event, divided by (B) the total number of shares of Common Stock outstanding immediately after such event.

In the event, prior to the payment of this Note, the Borrower shall be recapitalized by reclassifying its outstanding Common Stock (other than into shares of Common Stock with a different par value, or by changing its outstanding shares of Common Stock to shares without par value), or in the event the Borrower or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation’s property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Borrower or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Lender of this Note shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Note, in lieu of the securities of the Borrower theretofore purchasable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of the Borrower theretofore obtainable upon conversion of this Note as provided above had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Lender of this Note to any adjustment in the number of shares of Common Stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Lender becomes entitled to obtain. Notwithstanding anything herein to the contrary, this Section =shall not apply to a merger with a subsidiary provided the Borrower is the continuing Corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note. The foregoing provisions of this Section shall apply to successive reclassification, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.

In the event the Borrower, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, dissolve, liquidate, or wind up its affairs (each a “Liquidation Event”), a prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such Liquidation Event such that the Lender of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such Liquidation Event with respect to each share of Common Stock of the Company. Notwithstanding the preceding, in the event of any Liquidation Event, the right to convert this Note shall terminate on a date fixed by the Borrower, such date so fixed to be not earlier than (i) 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of the right to convert this Note has been given by mail to the Lender of this Note at such Lender’s address as it appears on the books of the Borrower or (ii) the date that the Borrower received sufficient approval of the Liquidation Event from its shareholders and/or directors, as required by law, if later; provided, however, that if such Liquidation Event is abandoned prior to its consummation or is not otherwise consummated within 180 days from the date of notice referred to in (i) above, then the conversion right of the Holder shall be reinstated.

Subordination. This Note shall be subordinate to any other debt obligations of the Borrower to the extent the proceeds of such debt obligations are used primarily for the purchase of inventory and other working capital requirements of the Borrower.

First Right of Refusal. Until this Note has been paid in full or fully converted, the Lender shall be given not less than 10 days prior written notice of any proposed sale by the Borrower of its common stock or other securities convertible into its common stock, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Borrower’s issuance of securities in connection with strategic license or service agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Borrower’s issuance of common stock or the issuances or grants of options to purchase common stock to employees, directors, and consultants, pursuant to the Borrower’s equity incentive plan or similar individual agreements, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this Note, and (v) as a result of the exercise of warrants which are granted or issued pursuant in connection with the execution and delivery of this Note. The Lender shall have the right during the 10 days following receipt of the notice to purchase for cash or by using the outstanding balance of this Note including principal, interest, liquidated damages and any other amount then owing to Lender by the Borrower, such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Lender shall be given prompt notice of such modification and shall have the right during the 10 days following the notice of modification to exercise the right to participate in such offering.

Acceleration; Remedies. Upon the failure of Borrower to make any payment of principal or interest when due hereunder, or to timely perform any other obligation due hereunder, or upon the occurrence of an Event of Default, as that term may be defined below (each such default is hereinafter called an "Event of Default"), the unpaid principal with interest and all other sums shall at the option of Lender become immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise this option in the event of any subsequent default. In addition to the right to accelerate all principal or interest due hereunder, upon the occurrence of an Event of Default, Lender shall have all rights and remedies available under this Note and the Security Agreement of even date herewith and all other documents which secure repayment hereof, available at law or in equity. Notwithstanding anything to the contrary herein, all such Events of Default hereunder shall be governed by the notice and cure periods, if any, set forth in the Note or the Security Agreement, if any.

For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(a)

The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of 30 days after the due date.

(b)

The Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 30 days, then, or any time thereafter during the continuance of any of such events.

(c) The Borrower shall fail to issue the shares of Common Stock issuable upon any conversion of this Note within five days following the conversion date, or to perform in any material respect any of the other material covenants or agreements contained in this Note and not cure, if possible to cure, such failure within 10 business days after notice thereof.

(d)

The delisting of the Borrower’s Common Stock from any principal market (presently the Over-the-Counter Bulletin Board). The Company’s failure to comply with the requirements for continued listing on a principal market for a period of 30 consecutive trading days, or notification from the principal market that the Company is not in compliance with the conditions for such continued listing on such principal market. The Borrower is subject to a trading suspension on the principal market that lasts for five or more consecutive trading days.

(e)

The occurrence of a Liquidation Event.

(f)

The Borrower shall fail to timely pay any interest or principal pursuant to any material indebtedness of the Borrower which results in the acceleration of the maturity of such indebtedness.

Payment of Costs. In the event this Note is turned over to an attorney at law for collection after the occurrence of an Event of Default, in addition to the principal, interest, late charges, and/or premiums due hereunder, Lender shall be entitled to collect all costs of collection including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and shall also be secured by the Mortgage.

Waiver. As to this Note and the Security Agreement, and any other documents or instruments evidencing or securing the indebtedness (collectively, the "Loan Documents"), each Borrower and all guarantors, if any, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive valuation and appraisement presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower.

Waiver of Jury Trial. BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO ONE ANOTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. BORROWER AND LENDER AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

Usury Limitations. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender, or collected by Lender, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or any other Loan Documents, at the time performance of such provision shall be due, shall involve an amount or any portion thereof in excess of the limit of validity prescribed by law, then ipso facto, the payment to be made or the amount to be delivered to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

Governing Law. Borrower hereby acknowledges, consents and agrees (i) that the provisions of this Note and the rights of all parties mentioned herein shall be governed by the laws of the State of Florida and interpreted and construed in accordance with such laws (excluding the conflict of laws for the State of Florida) and (ii) that venue for any proceeding instituted to enforce this Note shall lie in Palm Beach County, Florida, and any objections to such jurisdiction or venue are hereby waived.

No Waiver by Lender. No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of Florida, by agreement, or otherwise. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

No Offsets. No indebtedness evidenced by this Note shall be deemed to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower may have or claim to have against Lender now or hereafter. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, Borrower to Lender, Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon Lender's written request, accompanied by an indemnification and/or security reasonably satisfactory to Borrower, or in the event of the mutilation of this Note, upon Lender's surrender to the Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

Relationship of Parties. THE RELATIONSHIP BETWEEN BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.

Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under the Loan Agreement or Mortgage or under applicable law or in equity.

Ambiguity and Construction of Certain Terms. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

Joint and Several Liability. If Borrower consists of more than one (1) person, corporation or other entity, the obligations and liabilities of such persons, corporations or other entities under this Note, under the Loan Agreement and the Mortgage shall be joint and several, and the word "Borrower" shall mean all or some or any of them, as the context may require.

Time of the Essence. Time is of the essence to each and every provision of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on its behalf under seal on the date first written above.

GELTECH SOLUTIONS, INC.

Michael Hull
Chief Financial Officer

[Signature Page to $4,000,000.00 Revolving Promissory Note]

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